Exhibit 3.1

CERTIFICATE

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INSTRUCTURE INTERMEDIATE HOLDINGS I, INC.

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The undersigned, being the duly elected Vice President and Assistant Secretary of Instructure Intermediate Holdings I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on January 14, 2020 (the “Certificate”) under the name of Instructure Intermediate Holdings I, Inc.

SECOND: Tire Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation.

THIRD: The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Res ad Certificate’).

FOURTH. In accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the Restated Certificate was duly approved and adopted pursuant to a written consent signed by the holders of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned Vice President and Assistant Secretary herein above named, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 19th day of November, 2020.

INSTRUCTURE INTERMEDIATE HOLDINGS I, INC., a Delaware corporation

By:	/s/ Holden Spaht
Name:	Holden Spaht
Title:	Vice President and Assistant Secretary

Certificate of Amended and Restated Certificate of Incorporation - Instructure Intermediate Holdings I, Inc

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INSTRUCTURE INTERMEDIATE HOLDINGS I, INC.

ARTICLE ONE

The name of the corporation is Instructure Intermediate Holdings I, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is two thousand (2,000) shares of Common Stock, par value $0.01 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE ELEVEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

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